UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2008

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 12, 2008, Accuride Corporation (“Accuride”) entered into a Third Addendum to Lease Agreement With Option to Purchase with Viking Properties, LLC and Logan Indiana Properties, LLC (the “Lease Addendum”).  The Lease Addendum amends the existing lease for Accuride’s corporate headquarter building in Evansville, Indiana by, among other things, extending the term through May 31, 2023, providing for two (2) additional renewal terms of five (5) years each, and providing an expansion option.  The rent for the first five (5) years of the Lease Addendum is $37,966.67 per month, the rent for the next successive five (5) years of the Lease Addendum is $40,800 per month, and the rent for the final five (5) years of the Lease Addendum is $43,633.33 per month.  A copy of the Lease Addendum is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                                             FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

99.1	Third Addendum to Lease Agreement With Option to Purchase, dated June 12, 2008, by and among Accuride Corporation, Viking Properties, LLC, and Logan Indiana Properties, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	June 16, 2008	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel